EXHIBIT 10.4

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This Non-Competition and Non-Solicitation Agreement (this “Agreement”) dated as of December 13, 2012, but effective as of the Closing Date (as defined below), is by and among Energy Resource Technology GOM, Inc., a Delaware corporation  (“ERT”), CKB Petroleum, Inc., a Texas corporation (“CKB” and together with ERT, the “Protected Parties”), and Johnny Edwards, President and a director of each of ERT and CKB and a resident of Montgomery County, Texas (the “Restricted Party”).  The Protected Parties and the Restricted Party are sometimes each individually referred to herein as a “Party” and collectively referred to herein as the “Parties”.

RECITALS

WHEREAS, ERT is a direct wholly owned subsidiary of Helix Energy Solutions Group, Inc., a Minnesota corporation (“Helix”), and CKB is a direct wholly owned subsidiary of ERT;

WHEREAS, the Restricted Party is an employee of Helix whose duties and responsibilities include serving as President and director of each of ERT and CKB;

WHEREAS, as of the date hereof, Talos Production LLC, a Delaware limited liability company (“Talos”), has agreed to buy from Helix, and Helix has agreed to sell to Talos, all of the equity interest in ERT, subject to the terms and conditions of that certain Equity Purchase Agreement by and between Talos and Helix dated as of the date hereof (as the same may be amended, together with the exhibits and schedules thereto and the documents and instruments to be delivered pursuant thereto, the “Purchase Agreement”);

WHEREAS, the Protected Parties own certain oil and gas assets located on, under or within the Territory and other lands described on Exhibit A attached hereto;

WHEREAS, upon the consummation of the transactions contemplated by the Purchase Agreement (the “Closing Date”), the Restricted Party is resigning as President and director of each of ERT and CKB;

WHEREAS, as a material inducement to Talos to enter into the Purchase Agreement and consummate the transactions contemplated thereunder, Talos requires that the Restricted Party agrees not to compete with or against the Protected Parties or any of their Affiliates in the Restricted Business in the Territory for the Restricted Period; and

WHEREAS, the Restricted Party and Helix will derive substantial direct and indirect benefit from the transactions contemplated by the Purchase Agreement, including an amendment to the Restricted Party’s Employment Agreement, dated May 11, 2011, between Restricted Party and Helix (the “Restricted Party Employment Agreement”), which amendment is executed contemporaneously with the execution of the Purchase Agreement, and modifies the Restricted Party Employment Agreement so that a change of control of ERT constitutes a change of control under the Restricted Party Employment Agreement.

NOW, THEREFORE, in consideration of the foregoing, the premises, and the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Defined Restricted Periods.  As used in this Agreement:

1.1.1 “Affiliate” shall mean, as to the Person specified, (a) any Person controlling, controlled by or under common control with such specified Person or (b) a Person in which the Restricted Party is an officer, director, employee, manager, advisor, consultant or broker.  The concept of control, controlling or controlled as used in the aforesaid context means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, (i) ERT and CKB shall be considered Affiliates of Talos after the Closing Date, and (ii) ERT, CKB and Talos shall not be considered an Affiliate of the Restricted Party after the Closing Date.

1.1.2 “Person” shall mean any governmental authority or any individual, firm, partnership, corporation, association, joint venture, trust, unincorporated organization or other entity or organization.

1.1.1  “Restricted Business” means the business of owning, acquiring (either directly or indirectly), disposing (including any option or commitment to acquire in the future), exploring for, producing or operating oil and gas and associated mineral properties, or interests, including working interests, mineral interests, royalty and overriding royalty interests, production payments, net profits or similar interests, in oil, gas and associated minerals in the Territory.

1.1.2 “Territory” means the following Outer Continental Shelf leasing blocks in the Gulf of Mexico and those blocks that have one or more boundaries or corners that touch any one or more of the following blocks: Green Canyon Blocks 236, 237, 238, 281 and 282; Garden Banks Blocks 462, 463, 506, 507, 625, 667, 668 and 669; South Marsh Island Blocks 107, 130 and 131; High Island Blocks A556 and A557; South Timbalier Blocks 63 and 86 N/2; Vermilion Blocks 314 and 331; Eugene Island Block 302; and Ship Shoal Blocks 222, 223, 224 and 225.

1.1.3  “Restricted Period” means the period beginning at the Closing Date and ending twelve months after the Closing Date.

ARTICLE II

NON-COMPETITION

2.1 Covenant Not to Compete.  During the Restricted Period, the Restricted Party shall not, and shall not permit any of his Affiliates to, directly or indirectly, (a) engage in the Restricted Business in the Territory, (b) have an equity interest in any Person that engages directly or indirectly in the Restricted Business in the Territory or (c) intentionally interfere in any material respect with the business relationships (whether formed prior to or after the date of this Agreement) between either Protected Party, on the one hand, and customers or suppliers of either Protected Party, on the other hand. Notwithstanding the foregoing, the Restricted Party and his Affiliates may own, directly or indirectly, solely as an investment, securities of any Person traded on any national securities exchange if the Restricted Party or his Affiliate, as applicable, is not a controlling Person of, or a member of a group that controls, such Person and does not, directly or indirectly, own five (5%) or more of any class of securities of such Person.

ARTICLE III

NON-SOLICITATION

3.1 Non-Solicitation.  During the Restricted Period, the Restricted Party shall not, and shall not permit any of his Affiliates to, directly or indirectly, hire or solicit any employee of either Protected Party or encourage any such employee to leave such employment or hire any such employee who has left such employment; provided, that nothing in this Section 3.1 shall prevent the Restricted Party or any of his Affiliates from hiring (a) any employee whose employment has been terminated by either Protected Party, (b) after 180 days from the date of termination of employment, any employee whose employment has, to the knowledge of the Restricted Party, been terminated by the employee or (c) any employee who responds to a general solicitation for employment by the Restricted Party or any of his Affiliates.

3.2 Non-Interference.  During the Restricted Period, the Restricted Party shall not, and shall not permit any of his Affiliates to, directly or indirectly, solicit or entice, or attempt to solicit or entice, any clients or customers of either Protected Party or potential clients or customers of either Protected Party for purposes of diverting their business or services from either Protected Party.

ARTICLE IV

RELIEF

4.1 Restrictions Reasonable.  The Restricted Party agrees that the limitations as to time, geographic area and scope of activity to be restrained contained in this Agreement are fair and reasonable and are not greater than necessary to protect the legitimate interests of the Protected Parties and Talos. In the event that any covenant contained in this Agreement should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then any court is expressly empowered to reform such covenant to the maximum time, geographic, product or service, or other limitations permitted by applicable law in such jurisdiction. The covenants contained in this Agreement and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

4.2 Injunctive Relief.  The Restricted Party agrees that a breach or threatened breach of this Agreement would give rise to irreparable harm to the Protected Parties and Talos, for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by the Restricted Party of any such obligations, the Protected Parties shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

ARTICLE V

GENERAL RESTRICTED PERIODS

5.1 Acknowledgement.

5.1.1 The Restricted Party agrees that this Agreement, including the rights, covenants, restrictions and remedies set forth in ARTICLE II, ARTICLE III and ARTICLE IV above, (a) are ancillary to and part of the consummation of the transactions described in the Purchase Agreement, (b) contain reasonable limitations as to time, geographical area and scope of activity, (c) do not impose a greater restraint than is necessary to protect the goodwill and other business interests of the Protected Parties and (d) comply with and are enforceable as of the date hereof under Section 15.50 et. seq. of the Texas Business and Commerce Code.  The Restricted Party agrees and acknowledges that on and after the Closing Date he will derive substantial direct and indirect benefit from the transaction contemplated by the Purchase Agreement and such benefit is sufficient consideration to support the covenants herein.

5.1.2 The Restricted Party explicitly warrants and represents to the Protected Parties that the Restricted Party is incurring the obligations of the covenants in this Agreement as an inducement to Talos to enter into the Purchase Agreement and as an essential element of Talos’s agreement to acquire the Protected Parties and pay the purchase price for the Protected Parties, and Talos would not have done so but for the agreement by the Restricted Party to comply with the terms and provisions hereof.

5.1.3 The Restricted Party understands and acknowledges that Talos has made substantial investments to acquire the Protected Parties, including its business interests, goodwill and confidential information.  The Restricted Party agrees that such investments are worthy of protection and that Talos’s need for the protection afforded by this Agreement is greater than any hardship the Restricted Party might experience by complying with its terms.

5.2 Governing Law.  Without regard to principles of conflicts of law, this Agreement shall be construed, interpreted and enforced in accordance with and governed by the laws of the State of Texas applicable to contracts made and to be performed entirely within such state.

5.3 Forum.  THE PARTIES AGREE THAT THIS AGREEMENT CONSTITUTES A “MAJOR TRANSACTION” AS DEFINED BY SECTION 15.020 OF THE TEXAS CIVIL PRACTICE AND REMEDIES CODE.  THE PARTIES ALSO AGREE, PURSUANT TO SECTION 15.020 OF THE TEXAS CIVIL PRACTICE AND REMEDIES CODE, THAT ANY

LAWSUIT INVOLVING THIS AGREEMENT BROUGHT BY EITHER PARTY WILL BE BROUGHT ONLY IN HARRIS COUNTY, TEXAS, WHETHER SUCH LAWSUIT BE BROUGHT IN FEDERAL OR STATE COURT.  THE PARTIES MUTUALLY CONSENT TO THE JURISDICTION OF THE FEDERAL AND STATE COURTS IN HARRIS COUNTY, TEXAS, AND AGREE THAT ANY ACTION, SUIT, OR PROCEEDING CONCERNING, RELATED TO, OR ARISING OUT OF THIS AGREEMENT AND/OR THE NEGOTIATION OF THIS AGREEMENT WILL BE BROUGHT ONLY IN A FEDERAL OR STATE COURT IN HARRIS COUNTY, TEXAS.  THE PARTIES AGREE THAT THEY WILL NOT RAISE ANY DEFENSE OR OBJECTION OR FILE ANY MOTION BASED ON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, INCONVENIENCE OF THE FORUM, OR THE LIKE IN ANY CASE FILED IN A FEDERAL OR STATE COURT IN HARRIS COUNTY, TEXAS.  THIS AGREEMENT IS MADE AND PARTIALLY PERFORMABLE IN HARRIS COUNTY, TEXAS, AND VENUE WILL BE IN HARRIS COUNTY, TEXAS.

5.4 Waiver of Jury Trial.  EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY TRANSACTION AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

5.5 Non-Circumvention.  Neither the Restricted Party nor any Affiliate of the Restricted Party shall enter into any agreement, contract, or arrangement with any Affiliate or third party with respect to the Territory or take any other action or enter into or cause an Affiliate to enter into any alternative transaction with the purpose of circumventing the intent and obligations of the Parties hereunder.

5.6 Entire Agreement.  This Agreement constitutes the entire understanding among the Parties with respect to the subject matter hereof, superseding all written or oral negotiations and discussions, and prior agreements and understandings relating to such subject matter.

5.7 Binding Effect.  This Agreement shall be binding upon, and shall inure to the benefit of, the Parties, and their respective successors, assigns and heirs.

5.8 Notices.  All notices and other communications required under this Agreement shall (unless otherwise specifically provided herein) be in writing and be delivered personally, by recognized commercial courier or delivery service which provides a receipt, by telecopier (with receipt acknowledged), or by registered or certified mail (postage prepaid), at the following addresses:

If to the Restricted Party:

Johnny Edwards
42 East Bay Blvd
The Woodlands, TX  77380
Telephone (mobile): (281) 414-2299

If to the Protected Parties:

Energy Resource Technology GOM LLC
c/o Talos Energy LLC
1600 Smith St., Suite 5000
Houston, Texas  77002-7380
Attention:  Timothy S. Duncan
Telecopy No.:  (713) 351-4100

5.9 Amendments and Waivers.  Except for waivers specifically provided for in this Agreement, this Agreement may not be modified or amended nor any rights hereunder waived except by an instrument in writing signed by all Parties that specifically references this Agreement, states that it is intended to modify or amend this Agreement or waive a right hereunder and specifies the provision(s) to be modified, amended or waived.  No waiver of, or consent to a change in, any provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

5.10 Attorney's Fees.  If any suit or other action is brought with respect to the interpretation or enforcement of this Agreement, the prevailing Party shall be entitled to receive, among other remedies, reimbursement for its reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees.

5.11 Counterpart Execution.  This Agreement may be executed in counterparts, all of which are identical and all of which constitute one and the same instrument.  It shall not be necessary for the Protected Parties and the Restricted Party to sign the same counterpart.  Facsimile copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.

5.12 Termination of this Agreement.  Notwithstanding anything to the contrary contained herein, if the Purchase Agreement is terminated for any reason whatsoever prior to the Closing Date, this Agreement will never become effective and shall automatically become null and void and of no force and effect; as such, neither the Protected Parties nor the Restricted Party shall have any liabilities, rights duties or obligations to the other (or its successors and assigns) under or in connection with this Agreement.

5.13 Interpretation.  In this Agreement (a) captions are for convenience only and shall not be considered a part of, or affect the construction or interpretation of, any provision of this Agreement; (b) references to the singular includes the plural, and vice versa; (c) reference to any Article or Section means an Article or Section of this Agreement; (d) unless expressly provided to the contrary, "hereunder", "hereof", "herein" and words of similar import are references to this Agreement as a whole and not any particular Section or other provision of this Agreement; and (e) "include" and "including" shall mean include or including without limiting the generality of the description preceding such Restricted Period.

[Signature page to follow]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date set forth above.

                                   RESTRICTED PARTY:

/s/ Johnny Edwards
Johnny Edwards

                                   PROTECTED PARTIES:

Energy Resource Technology GOM, Inc.

By:	/s/ Anthony Tripodo
Name: Anthony Tripodo
Title: Vice President and Treasurer

CKB Petroleum, Inc.

By:	/s/ Anthony Tripodo
Name: Anthony Tripodo
Title: Vice President and Treasurer